Exhibit 7.1

                             Joint Filing Agreement

          The undersigned hereby agree that the Amendment No. 3 to Statement on Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1, is filed on behalf of each of us.

Date:     August 17, 2000

                                         Gold & Appel Transfer, S.A.,
                                         a British Virgin Islands corporation


                                      By: /s/ Walt Anderson
                                          ----------------------------------
                                          Walt Anderson, Attorney-in-Fact for
                                          Gold & Appel Transfer, S.A.

                                          /s/ Walt Anderson
                                          ----------------------------------
                                          Walt Anderson